Exhibit 8(c)(7): Amendment No. 2 to the Participation Agreement among Variable Insurance Products Fund, Fidelity Distributors Corporation and United of Omaha Life Insurance Company.

                                AMENDMENT NO. 2

Amendment to the Participation Agreement among Variable Insurance Products Fund (the Fund), Fidelity Distributors Corporation (the Underwriter) and United of Omaha Life Insurance Company (the Company) dated February 1, 1994 (the Agreement).

WHEREAS each of the parties desire to expand the Accounts of the Company which invest in shares of the Fund. The Fund, Underwriter and the Company hereby agree to replace the Schedule A and Schedule C of the Agreement by inserting the following in its entirety:


Schedule A
----------
Name of Separate Account and              Contracts Funded           Designated
Date Established by Board of Directors    By Separate Account        Portfolios
----------------------------------------  -------------------  -----------------------
United of Omaha Life Insurance            0616L                Growth Portfolio
Separate Account C (12-1-93)              6090L                Equity-Income Portfolio

Schedule C
----------
Alger American Fund; Insurance Management Series (Federated); MFS Variable Insurance Trust; Scudder; and T. Rowe Price

IN WITNESS WHEREOF, each of the parties hereto has caused this amendment to be executed in its name and on its behalf by its duly authorized representative as of October 3, 1995.


          UNITED OF OMAHA LIFE INSURANCE COMPANY
          By its authorized officer,

          By: /s/ Richard A. Witt
              ----------------------------------
          Title: Senior Vice President
                 -------------------------------
          Date:  October 13, 1995
                 -------------------------------


          VARIABLE INSURANCE PRODUCTS FUND
          By its authorized officer,

          By: /s/ J. Gary Burkhead
              ----------------------------------
          Title: Senior Vice President
                 -------------------------------
          Date:  10/10/95
                 -------------------------------


          FIDELITY DISTRIBUTORS CORPORATION
          By its authorized officer,

          By: /s/ Kurt A. Lange
              ----------------------------------
          Title: President
                 -------------------------------
          Date:  10/6/95
                 -------------------------------